COMPUTATIONAL MATERIALS FOR
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                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
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NEW ISSUE COMPUTATIONAL MATERIALS



$279,878,000 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-2

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Mortgage Loan Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of April 1, 2007.


MAY 8, 2007




[GRAPHIC OMITTED][GRAPHIC OMITTED]


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

STATEMENT REGARDING FREE WRITING PROSPECTUS
-------------------------------------------

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
---------------------------------------------------

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
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                                 CONTACT INFORMATION
MBS Trading

Scott Eichel                                 Tel: (212) 272-5451
Sr. Managing Director                        eichel@bear.com

Chris Scott                                  Tel: (212) 272-5451
Sr. Managing Director                        cscott@bear.com

MBS Structuring

Thomas Durkin                                Tel: (212) 272-5451
Associate Director                           tdurkin@bear.com

Derek Schaible                               Tel: (212) 272-5451
Associate Director                           dschaible@bear.com

MBS Banking

Jennifer Schneider                           Tel: (212) 272-7599
Managing Director Principal                  jeschneider@bear.com

Robert Durden                                Tel: (212) 272-5714
Associate Director                           rdurden@bear.com

Paul Nostro                                  Tel: (212) 272-7621
Analyst                                      pnostro@bear.com

Syndicate

Carol Fuller                                 Tel: (212) 272-4955
Senior Managing Director                     cfuller@bear.com

Jayme Fagas                                  Tel: (212) 272-4955
Managing Director Principal                  jfagas@bear.com

Rating Agencies
S&P:              James Taylor               Tel: (212) 438-6067
                                             James_taylor@standardandpoors.com

Moody's: Wioletta Frankowicz                 Tel: (212) 553-1019
                                             wioletta.frankowicz@moodys.com


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
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              CERTIFICATE INFORMATION TO 10% OPTIONAL CLEAN-UP CALL
              -----------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
            CERTIFICATE         RATINGS         EXPECTED CE       PASS-THROUGH       EXPECTED    EXPECTED      CERTIFICATE
  CLASS       SIZE (1)         S&P/MOODYS       LEVELS (1)            RATE          PRINCIPALWINDOW WAL           TYPE
                                                                                       (MOS)       (YRS)
--------------------------------------------------------------------------------------------------------------------------
   A-1       $137,794,000       AAA/Aaa           32.25%          LIBOR (2)(3)         1-21        0.750         Senior
   A-2        $33,596,000       AAA/Aaa           32.25%          LIBOR (2)(3)         21-29       2.000         Senior
   A-3        $31,085,000       AAA/Aaa           32.25%          LIBOR (2)(3)         29-77       3.175         Senior
   M-1        $27,644,000        AA/Aa2           23.00%          LIBOR (2)(4)         54-77       5.734       Subordinate
   M-2         $7,471,000       AA-/Aa3           20.50%          LIBOR (2)(4)         50-77       4.886       Subordinate
   M-3        $13,000,000         A/A2            16.15%          LIBOR (2)(4)         45-77       4.683       Subordinate
   M-4         $6,276,000        A-/A3            14.05%          LIBOR (2)(4)         43-77       4.554       Subordinate
   M-5         $6,276,000      BBB+/Baa1          11.95%          LIBOR (2)(4)         42-77       4.490       Subordinate
   M-6         $5,379,000       BBB/Baa2          10.15%          LIBOR (2)(4)         41-84       4.447       Subordinate
   M-7        $11,357,000      BBB-/Baa3           6.35%          LIBOR (2)(4)         1-18        0.657       Subordinate


     NOTES:   - Prepayment Pricing Speed Assumption is 30% CPR
              - Certificates will be priced to a 10% clean-up call
              - Certificates are subject to a variance of +/- 10%

     (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization ("OC") and excess spread.

     (2) The Pass-Through Rates for the Certificates will be a floating rate based on One-Month LIBOR plus the respective Margin subject to the Net Rate Cap. The Net Rate Cap will equal the weighted average of the net rates on the mortgage loans.

     (3) On the first distribution date after the first possible optional clean-up call, the margin for the Class A Certificates will increase to 2 times its original value.

     (4) On the first distribution date after the first possible optional clean-up call, the margin for the Class M Certificates will increase to 1.5 times its original value.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


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THE COLLATERAL


    - Conventional, one- to four-family, fixed-rate and adjustable rate mortgage loans secured by first liens on residential mortgage properties as briefly described in the table below.

    - The mortgage loans are serviced by EMC Mortgage Corp (approximately 79.19%) and Wells Fargo Bank, National Association (approximately 20.81%).

    - As of the Cut-Off Date, no more than approximately 6.77% of the mortgage loans will be 31-60 days delinquent (using the OTS method) and none of the mortgage loans will be greater than 60 days delinquent (using the OTS method).

    - As of the Cut-Off Date, no more than 40.32% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 69 originators with approximately 29.67% originated by Wells Fargo, approximately 33.95% by Encore, and approximately 14.17% by Equifirst. No other originator contributed more than 5%.

    - The mortgage loans that were originated by Wells Fargo are generally loans with a delinquency history (approximately 66.61%), loans that did not meet investor guidelines (approximately 32.73%) and loans that were seasoned purchases (approximately 0.67%).

    - The mortgage loans that were originated by Encore are generally loans that did not meet investor guidelines (approximately 76.85%), loans with a delinquency history (approximately 21.67%) and loans that were seasoned purchases (approximately 1.49%).

    - The mortgage loans that were originated by Equifirst are generally loans with a delinquency history (approximately 56.83%), loans that did not meet investor guidelines (approximately 36.34%) and loans that were seasoned purchases (approximately 6.83%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on subprime underwriting guidelines.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                     Page 2
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

------------------------------------------------------------------------------------------------------------------------------------
                                                     % OF    % OF
                      INDEX/          PRINCIPAL      SUB-    TOTAL     GROSS      WAM     AGE     OTERM    GROSS     CURR
  LOAN TYPE            TERM            BALANCE       POOL     POOL    WAC (%)   (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
------------------------------------------------------------------------------------------------------------------------------------
 ARM/1st Lien        1YR LIBOR         $892,080.81     0.37     0.30    8.3792      348      12      360    4.4568    97.49      656
 ARM/1st Lien      1YR TREASURY       2,342,912.34     0.98     0.80    7.7724      351       9      360    4.8244    89.40      640
 ARM/1st Lien        6MO LIBOR      234,275,077.55    98.13    79.51    8.6406      351       9      361    5.7279    86.64      576
 ARM/1st Lien           MTA           1,238,330.59     0.52     0.42    9.2886      347      13      360    4.3342    85.68      540
                    TOTAL ARM:      238,748,401.29   100.00    81.03    8.6344      351       9      360    5.7071    86.70      576
Fixed/1st Lien        Balloon        11,074,678.88    19.81     3.76    8.0237      327       7      334       N/A    82.76      607
Fixed/1st Lien      Full Amort       44,827,053.98    80.19    15.21    8.0324      343      13      355       N/A    81.34      586
                   TOTAL FIXED:      55,901,732.86   100.00    18.97    8.0307      340      11      351       N/A    81.62      590
                 TOTAL PORTFOLIO:   294,650,134.15            100.00    8.5199      349      10      359    5.7071    85.74      579


               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
              CALCULATED USING INFORMATION AS OF APRIL 1, 2007 AND
               MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS OF
                    THE MORTGAGE POOL AS OF THE CUT-OFF DATE.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                     Page 3
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SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER:              EMC Mortgage Corporation.

MASTER SERVICER:                   Wells Fargo Bank, National Association.
                                   EMC Mortgage Corporation and Wells Fargo
                                   Bank, National Association.
SERVICERS:

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           Citibank, National Association.

RATING AGENCIES:                   Moody's and Standard & Poor's Ratings Group.
SWAP PROVIDER:                     TBD

CUT-OFF DATE:                      April 1, 2007

SETTLEMENT DATE:                   On or about May 16, 2007

DISTRIBUTION DATE:                 25th day of each month (or the next business
                                   day), commencing May, 2007

OPTIONAL CALL:                     10% clean-up call

REGISTRATION:                      The Certificates will be available in book-
                                   entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Class A Certificates may be purchased by
                                   an employee benefit plan or other retirement arrangement subject to the Employee
                                   Retirement Income Security Act of 1974 or
                                   Section 4975 of the Internal Revenue Code of
                                   1986 ("Plan"), but the subordinate
                                   certificates may only be purchased by or on behalf of a Plan if one of a number of prohibited transaction class exemptions, based on the identity of the fiduciary of such plan or arrangement or the source of funds used to acquire the certificates, is applicable to the acquisition and holding of such certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

P&I ADVANCES:                      The servicer will be obligated to advance, or
                                   cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                   Trustee will be obligated to back-stop the servicer's obligation.

NET MORTGAGE RATE:                 On any mortgage loan, the then applicable
                                   mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to
                                   0.50%) and (2) the Master Servicing Rate
                                   (0.0225%).


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
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INTEREST PAYMENTS:                 On each Distribution Date holders of the
                                   Certificates will be entitled to receive the interest that has accrued on the Certificates at the related pass-through rate during the related accrual period, and any interest due on a prior Distribution Date that was not paid.

                                   The "accrual period" for the Certificates will be the period from and including the preceding distribution date (or from the settlement date with respect to the first distribution date) to and including the day prior to the current distribution date.


                                   The trustee will calculate interest on the Certificates on an actual/360 basis.

PRINCIPAL PAYMENTS:                The Class M Certificates will not receive any
                                   principal payments until the Stepdown Date or during a Trigger Event.

                                   After the Stepdown Date, so long as a Trigger Event is not in effect, principal will be paid to the Class A and Class M Certificates as described under the "Priority of Payments."

EARLY PRINCIPAL PAYMENT AMOUNT:    The Early Principal Payment Amount for any
                                   Distribution Date is the lesser of (a) the sum of certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date after taking into account distributions of principal made pursuant in "Principal Distributions" and clause (i) of "Net Monthly Excess Cashflow
                                   Distributions" and (b) 100% of the remaining
                                   Net Monthly Excess Cashflow after payment of clauses (i) through (x) of the Net Monthly
                                   Excess Cashflow Distributions.

AGGREGATE EARLY PRINCIPAL          The Aggregate Early Principal Payment Amount
PAYMENT AMOUNT:                    for any Distribution Date is the sum of all
                                   amounts of principal paid to the Class M-7
                                   Certificates pursuant to (ix) of the Net
                                   Monthly Excess Cashflow Distributions on all prior Distribution Dates.

CREDIT ENHANCEMENT:                Subordination: Initially, [32.25]% for the
                                   Class A Certificates, [23.00]% for the Class
                                   M-1 Certificates, [20.50]% for the Class M-2
                                   Certificates, [16.15]% for the Class M-3
                                   Certificates, [14.05]% for the Class M-4
                                   Certificates, [11.95]% for the Class M-5
                                   Certificates, [10.15]% for the Class M-6
                                   Certificates and [6.35]% for the Class M-7
                                   Certificates.

                                   o  Overcollateralization ("OC")
                                        INITIAL (% Orig.)           [6.35]%
                                        OC FLOOR (% Orig.)          [0.50]%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

INTEREST REMITTANCE AMOUNT:        With  respect to any Distribution Date, that
                                   portion of the available distribution amount for that Distribution Date that represents interest received or advanced on the Mortgage
                                   Loans (net of Administrative Fees and any Net
                                   Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a
                                   "Swap Provider Trigger Event")).

OVERCOLLATERALIZATION AMOUNT:      The Overcollateralization Amount with respect
                                   to any Distribution Date is the excess, if any, of (i) the aggregate Stated Principal
                                   Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M
                                   Certificates on such distribution date (after taking into account the distributions of principal other than any Extra Principal
                                   Distribution Amount on such certificates).

OVERCOLLATERALIZATION              With respect to any Distribution Date, prior
TARGET AMOUNT:                     to the Stepdown  Date, an amount equal to the
                                   sum of (a) approximately 6.35% of the
                                   aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, and
                                   (b) the Aggregate Early Principal Payment
                                   Amount.

                                   For any Distribution Date on or after
                                   the Stepdown Date provided a Trigger
                                   Event is not in effect, the lesser of
                                   approximately (a) the amount described
                                   in the preceding paragraph, and (b) the
                                   greater of (i) the excess of (x)
                                   approximately 20.30% of the aggregate
                                   outstanding principal balance of the
                                   Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) over (y) the aggregate certificate principal balance of the Class M-7 Certificates immediately prior to such Distribution Date, and (ii) the Overcollateralization Floor.

                                   On and after the Stepdown Date, and if a Trigger Event has occurred and is continuing on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the immediately preceding Distribution Date (after taking into account any payments of principal made with respect to the Class M-7 Certificates pursuant to the Excess Cashflow Distributions).

OVERCOLLATERALIZATION              With respect to any Distribution Date, an
INCREASE AMOUNT:                   amount  equal to the lesser of (i) available
                                   excess cashflow from the Mortgage Loans
                                   available for payment of
                                   Overcollateralization Increase Amount and
                                   (ii) the excess, if any, of (x) the
                                   Overcollateralization Target Amount for that
                                   Distribution Date over (y) the
                                   Overcollateralization Amount for that
                                   Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

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--------------------------------------------------------------------------------

OVERCOLLATERALIZATION              With respect to any Distribution Date for
REDUCTION AMOUNT:                  which the Excess  Overcollateralization
                                   Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess
                                   Overcollateralization Amount for that
                                   Distribution Date and (ii) principal
                                   collected on the Mortgage Loans for that Distribution Date.

EXCESS OVERCOLLATERALIZATION       With respect to any  Distribution Date, the
AMOUNT:                            lesser of (i) Principal  Funds and (ii) the
                                   excess, if any, of the Overcollateralization
                                   Amount over the Overcollateralization Target
                                   Amount.

STEPDOWN DATE:                     The later to occur of (x) the Distribution
                                   Date occurring in May 2010 and (y) the first
                                   Distribution Date on which the aggregate
                                   Certificate Principal Balance of the Class M
                                   Certificates plus the Overcollateralization
                                   Amount on such Distribution Date divided by the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period) is greater than or equal to approximately 64.50%.

CREDIT ENHANCEMENT PERCENTAGE:     The Credit Enhancement Percentage for any
                                   Class of Certificates for any Distribution
                                   Date is the percentage obtained by dividing
                                   (x) the aggregate Certificate Principal
                                   Balance of the class or classes subordinate thereto (including the Class CE Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amounts to the holders of the Certificates then entitled to distributions of principal on such
                                   Distribution Date.

                                                                  EXPECTED CE%
                                               INITIAL              ON/AFTER
                                   CLASS     EXPECTED CE %        STEPDOWN DATE
                                   --------------------------------------------
                                   A            [32.25]%            [64.50]%
                                   M-1          [23.00]%            [46.00]%
                                   M-2          [20.50]%            [41.00]%
                                   M-3          [16.15]%            [32.30]%
                                   M-4          [14.05]%            [28.10]%
                                   M-5          [11.95]%            [23.90]%
                                   M-6          [10.15]%            [20.30]%
                                   M-7            [6.35]%           [12.70]%


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

TRIGGER EVENT:                     If either the Delinquency Test or the
                                   Cumulative Loss Test is violated.

DELINQUENCY TEST:                  The Delinquency Test is violated on any
                                   Distribution Date if the three-month rolling average of the percentage obtained by dividing (x) the sum of the Stated Principal
                                   Balance of the Mortgage Loans (as of the last day of the related Due Period) which are delinquent 60 days or more (including
                                   Mortgage Loans that are in foreclosure, have been converted to REO Properties or are in bankruptcy) by (y) the aggregate Stated
                                   Principal Balance of the Mortgage Loans in the mortgage pool, in each case, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period), equals or exceeds approximately [18.00]% of the aggregate certificate principal balance of the subordinate certificates plus any Overcollateralization Amount (in each case after taking into account distribution of the related Principal Distribution Amount on such Distribution Date) as a percentage of the sum of the Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Realized Loss Period).

CUMULATIVE LOSS TEST:              The Cumulative Loss Test is violated on any
                                   Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off
                                   Date (reduced by the amount of Subsequent
                                   Recoveries) through the last day of the
                                   related Realized Loss Period divided by the aggregate principal balance of the Mortgage
                                   Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

                                   DISTRIBUTION DATE
                                    OCCURRING IN                      PERCENTAGE
                                   ---------------------------------------------
                                   May 2010 through  April 2011       [5.50]%
                                   May 2011 through  April 2012       [8.65]%
                                   May 2012 through  April 2013       [11.20]%
                                   May 2013 and thereafter            [12.60]%

REALIZED LOSSES:                   The excess of the Stated Principal Balance
                                   of a defaulted mortgage loan over the net
                                   Liquidation Proceeds with respect thereto that are allocated to principal.

                                   Generally, any Realized Losses on the
                                   Mortgage Loans will be absorbed first by Excess Spread, second, by the
                                   Overcollateralization Amount, third, by
                                   the Class M Certificates in reverse
                                   numerical order and fourth, to the Class A
                                   Certificates, on a pro rata basis as
                                   described further in the prospectus
                                   supplement.

REALIZED LOSS PERIOD:              For any Distribution Date, the monthly or
                                   other related period preceding such
                                   Distribution Date described in the related servicing agreement pursuant to which any Realized Losses are determined with respect to such Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

EXPENSE ADJUSTED MORTGAGE RATE:    The applicable mortgage rate (as adjusted for
                                   the actual number of days in the related
                                   Interest Accrual Period) on each Mortgage
                                   Loan as of the first day of the related Due
                                   Period minus the sum of the (i) Servicing Fee
                                   Rate and (ii) the Master Servicing Fee.

NET WAC RATE CAP:                  For any Distribution Date and the Class A and
                                   Class M Certificates is the excess of (A) the weighted average of the Expense Adjusted
                                   Mortgage Rates of the Mortgage Loans as of the first day of the related due period, over
                                   (B) the sum of (1) the net swap payments payable to the Swap Provider, and (2) any Swap Termination Payment not due to a Swap
                                   Provider Trigger Event payable to the Swap
                                   Provider on such Distribution Date, divided by the outstanding Stated Principal Balance of the Mortgage Loans as of the related Due
                                   Date prior to giving effect to any reduction in the Stated Principal Balances of the Mortgage Loans on such Due Date, multiplied by 12. The net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

PASS-THROUGH RATES:                The Pass-Through Rate with respect to each
                                   class of Class A Certificates and Class M
                                   Certificates will be the lesser of (x) the London interbank offered rate for one month
                                   United States dollar deposits, which we refer to as One-Month LIBOR plus the related
                                   Margin, and (y) the related Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

SWAP AGREEMENT:                    On the Closing Date, the supplemental
                                   interest trust trustee will enter into a Swap
                                   Agreement for the benefit of the Offered
                                   Certificates with an initial notional amount of [$290,985,479]. Under the Swap Agreement, on each Distribution Date beginning in May
                                   2007 and ending in April 2011, the Swap
                                   Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.109%]
                                   (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Swap Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon an actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a "Net Swap
                                   Payment"). To the extent that the Swap
                                   Administrator is obligated to make a Net Swap
                                   Payment on any Distribution Date, amounts otherwise available to the Certificateholders will be applied to make a payment to the Swap
                                   Administrator in the same amount, for payment to the Swap Provider. The Swap Agreement will terminate after the Distribution Date in April 2011.

                                   Upon early termination of the Swap Agreement, the Swap Administrator or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. IN THE EVENT THAT THE SWAP ADMINISTRATOR IS REQUIRED TO MAKE A SWAP TERMINATION PAYMENT, THE TRUST WILL BE REQUIRED TO MAKE A PAYMENT TO THE SWAP ADMINISTRATOR IN THE SAME AMOUNT, WHICH AMOUNT WILL BE PAID ON THE RELATED DISTRIBUTION DATE, AND ON ANY SUBSEQUENT DISTRIBUTION DATES UNTIL PAID IN FULL, PRIOR TO DISTRIBUTIONS TO THE RELATED CERTIFICATEHOLDERS (OTHER THAN A SWAP TERMINATION PAYMENT DUE TO A SWAP PROVIDER TRIGGER EVENT). Shown below is the swap notional amount schedule.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

                     SWAP NOTIONAL SCHEDULE

--------------------------------------------------------------
   Period     Notional Amount     Period    Notional Amount
--------------------------------------------------------------
     0        290,985,479.40        24       34,563,423.35
     1        279,641,012.07        25       33,000,294.39
     2        269,081,850.80        26       31,732,457.44
     3        256,792,704.20        27       30,675,570.78
     4        242,991,306.89        28       29,347,763.78
     5        229,691,470.81        29       28,156,080.46
     6        216,817,352.45        30       26,799,628.50
     7        207,883,112.57        31       25,561,227.99
     8        199,947,757.71        32       24,567,439.16
     9        191,655,960.07        33       22,979,731.08
     10       182,512,937.60        34       21,509,980.53
     11       173,010,160.03        35       20,862,773.50
     12       162,611,527.73        36       20,234,917.90
     13       152,950,455.93        37       19,625,837.84
     14       139,658,867.87        38       18,980,402.34
     15       127,316,065.05        39       18,408,882.40
     16       117,503,797.03        40       17,854,460.20
     17       103,855,686.38        41       17,316,626.72
     18        92,699,924.47        42       16,794,888.02
     19        79,243,997.59        43       16,288,764.82
     20        66,281,067.56        44       15,797,612.17
     21        55,067,914.23        45       15,284,284.08
     22        38,561,853.66        46       14,804,492.42
     23        36,321,419.05        47       14,330,898.26


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

INTEREST CARRY FORWARD AMOUNT:     For each class of Offered  Certificates, and
                                   on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall
                                   Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior
                                   Distribution Date and (ii) interest on such excess (to the extent permitted by applicable law) at the Pass-Through Rate for the related interest accrual period, including the interest accrual period relating to such Distribution Date for such class.

INTEREST DISTRIBUTION AMOUNT:      The Interest Distribution Amount for the
                                   Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual
                                   Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest payable by the Master Servicer and any shortfalls resulting from the application of the Relief
                                   Act.

SENIOR INTEREST DISTRIBUTION       The Senior Interest Distribution Amount for
AMOUNT:                            any Distribution Date and any Class A
                                   Certificates is equal to the Interest
                                   Distribution Amount for such Distribution
                                   Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related
                                   Class A Certificates.

BASIS RISK SHORTFALL CARRYOVER     With respect to any Distribution Date, and
AMOUNT:                            the Class A Certificates and Class M
                                   Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable
                                   Pass-Through Rate not been subject to the related Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the related
                                   Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior
                                   Distribution Dates (and accrued interest thereon at the then applicable Pass-Through
                                   Rate, without giving effect to the related
                                   Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall
                                   Carryover Amount.

BASIS RISK SHORTFALL:              Because each Mortgage Loan has a mortgage
                                   rate that is either fixed or adjustable, and the adjustable-rate Mortgage Loans will adjust based on six-month LIBOR, one-year
                                   LIBOR, MTA or one-year TREASURY after an initial fixed-rate period of one, four, five, six, and seven months, one, two, three, five, seven or ten years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net
                                   WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, "Basis Risk Shortfalls"). This may also occur if six-month LIBOR, one-year
                                   LIBOR, MTA, one-year TREASURY or one-month
                                   LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, they will be carried forward as Basis Risk
                                   Shortfall Carryover Amounts and paid from Net
                                   Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

INTEREST PAYMENT PRIORITY:         On each Distribution Date, the Interest
                                   Remittance Amount will be distributed in the following order of priority:

                                       (i)      from the Interest
                                                Remittance Amount, to
                                                the holders of the
                                                Class A Certificates,
                                                the Senior Interest
                                                Distribution Amount
                                                allocable to such
                                                Certificates;

                                       (ii)     from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-1
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates;
                                       (iii)    from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-2
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates;

                                       (iv)     from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-3
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates;

                                       (v)      from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-4
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates;

                                       (vi)     from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-5
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates;

                                       (vii)    from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-6
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates; and

                                       (viii)   from the remaining
                                                Interest Remittance
                                                Amount, to the holders
                                                of the Class M-7
                                                Certificates, the
                                                Interest Distribution
                                                Amount for such
                                                Certificates.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution  Date (a) prior to the
                                   Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution
                                   Amounts shall be distributed as follows:

                                       (i)      the Principal Distribution
                                                Amount sequentially to the
                                                holders of the Class A
                                                Certificates, until the
                                                Certificate Principal Balance of
                                                each such class has been reduced
                                                to zero;
                                       (ii)     to the holders of the Class M-1
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i) above, until
                                                the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero;
                                       (iii)    to the holders of the Class M-2
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i) and (ii) above,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero;
                                       (iv)     to the holders of the Class M-3
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i), (ii) and (iii)
                                                above, until the Certificate
                                                Principal Balance thereof has
                                                been reduced to zero;
                                       (v)      to the holders of the Class M-4
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i), (ii), (iii)
                                                and (iv) above, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;
                                       (vi)     to the holders of the Class M-5
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i), (ii), (iii),
                                                (iv) and (v) above, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;
                                       (vii)    to the holders of the Class M-6
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i), (ii), (iii),
                                                (iv), (v) and (vi) above, until
                                                the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero; and
                                       (viii)   to the holders of the Class M-7
                                                Certificates, any Principal
                                                Distribution Amount remaining
                                                after the distributions
                                                described in (i), (ii), (iii),
                                                (iv), (v), (vi) and (vii) above,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

PRINCIPAL PAYMENT PRIORITY:        On each Distribution Date (a) on or after the
                                   Stepdown Date and (b) on which a Trigger
                                   Event is not in effect, the Principal
                                   Distribution Amount shall be distributed as follows:

                                       (i)      the Principal Distribution
                                                Amount sequentially to the
                                                holders of the Class A
                                                Certificates, to the extent of
                                                the Class A Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance of
                                                each such class has been reduced
                                                to zero;
                                       (ii)     to the holders of the Class
                                                M-1 Certificates, the Class M-1
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero;
                                       (iii)    to the holders of the Class
                                                M-2 Certificates, the Class M-2
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero;
                                       (iv)     to the holders of the Class
                                                M-3 Certificates, the Class M-3
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero; (v) to the holders of
                                                the Class M-4 Certificates, the
                                                Class M-4 Principal Distribution
                                                Amount, until the Certificate
                                                Principal Balance thereof has
                                                been reduced to zero;
                                       (vi)     to the holders of the Class
                                                M-5 Certificates, the Class M-5
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero;
                                       (vii)    to the holders of the Class
                                                M-6 Certificates, the Class M-6
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero; and
                                       (viii)   to the holders of the Class
                                                M-7 Certificates, the Class M-7
                                                Principal Distribution Amount,
                                                until the Certificate Principal
                                                Balance thereof has been reduced
                                                to zero.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

SWAP PAYMENTS:                     Funds payable under the swap agreement will
                                   be deposited into a reserve account (the
                                   "Derivative Account").

                                   Funds in the Swap Account that are payable to the Swap Provider will be paid from any available funds prior to distributions on the Certificates and will be distributed on each Distribution Date in the following order of priority:

                                   1)    to the Swap Provider, any Net Swap
                                         Payment owed for such Distribution
                                         Date; and

                                   2)    to the Swap Provider, any Swap
                                         Termination Payment not due to a
                                         Swap Provider Trigger Event.

                                   Funds in the Swap Account that are
                                   payable to the trust will be distributed on each Distribution Date in the following order of priority:

                                   1)   to the holders of the Class A
                                        Certificates, on a pro rata basis,
                                        to pay accrued interest and any
                                        Interest Carry Forward Amount to the
                                        extent of the interest portion of
                                        any Realized Loss on the related
                                        Mortgage Loans, in each case to the
                                        extent unpaid from the Interest
                                        Remittance Amount;

                                   2)   to the holders of the Class M
                                        Certificates, sequentially, to pay
                                        accrued interest and any Interest
                                        Carry Forward Amount to the extent
                                        of the interest portion of any
                                        Realized Loss on the related
                                        Mortgage Loans, in each case to the
                                        extent unpaid from the Interest
                                        Remittance Amount;

                                   3)   to pay, first to the Class A
                                        Certificates on a pro rata basis,
                                        and second, sequentially to the
                                        Class M-1, Class M-2, Class M-3,
                                        Class M-4, Class M-5, Class M-6 and
                                        Class M-7 Certificates, in that
                                        order, any Basis Risk Carryover
                                        Amounts for such Distribution Date;

                                   4)   to pay as principal to the Class A,
                                        Class M-1, Class M-2, Class M-3,
                                        Class M-4, Class M-5, Class M-6 and
                                        Class M-7 Certificates to be applied
                                        as part of the Extra Principal
                                        Distribution Amount to maintain the
                                        Overcollateralization Target Amount
                                        for such Distribution Date (to the
                                        extent the Overcollateralization
                                        Amount is reduced below the
                                        Overcollateralization Target Amount
                                        as a result of Realized Losses and
                                        to the extent not covered by Net
                                        Monthly Excess Cashflow) distributed
                                        in the same manner and priority as
                                        the Principal Distribution Amount;
                                        and

                                   5)   to the party named in the Pooling
                                        and Servicing Agreement, any
                                        remaining amounts.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

NET MONTHLY EXCESS CASHFLOW        With  respect to any Distribution  Date, the
DISTRIBUTIONS:                     available distribution amount remaining after
                                   distribution of the Interest Remittance
                                   Amount and the Principal Distribution Amount as described above ("Net Monthly Excess
                                   Cashflow") shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement (other than in the case of clause (i) below):

                                   (i)     to the holders of the class or
                                           classes of Certificates then entitled
                                           to receive distributions in respect
                                           of principal, in an amount equal to
                                           the Overcollateralization Increase
                                           Amount, distributable as part of the
                                           Principal Distribution Amount;
                                   (ii)    from Net Monthly Excess Cashflow
                                           attributable to the Interest
                                           Remittance Amount, to the holders of
                                           the Class A Certificates, pro rata,
                                           in an amount equal to any Interest
                                           Carry Forward Amounts to the extent
                                           unpaid from the Interest Remittance
                                           Amount or amounts paid to the trust
                                           pursuant to the Swap Agreement.
                                   (iii)   from Net Monthly Excess Cashflow
                                           attributable to the Interest
                                           Remittance Amount, to the holders of
                                           the Class A Certificates, in an
                                           amount equal to the previously
                                           allocated Realized Loss Amounts;
                                   (iv)    to the holders of the Class M-1,
                                           Class M-2, Class M-3, Class M-4,
                                           Class M-5, Class M-6 and Class M-7
                                           Certificates, in that order, in an
                                           amount equal to the related Interest
                                           Carry Forward Amount allocable to
                                           such Certificates;
                                   (v)     to make payments to a reserve
                                           account, to the extent required to
                                           distribute to the holders of the
                                           Class A Certificates any Basis Risk
                                           Carryover Amounts for such classes
                                           (after taking into account amounts
                                           paid under the Swap Agreement);
                                   (vi)    to make payments to a reserve
                                           account, to the extent required to
                                           distribute to the holders of the
                                           Class M Certificates any Basis Risk
                                           Carryover Amounts for such classes
                                           (after taking into account amounts
                                           paid under the Swap Agreement);
                                   (vii)   to the holders of the Class A
                                           Certificates and Class M
                                           Certificates, in an amount equal to
                                           such certificates' allocated share of
                                           any Prepayment Interest Shortfalls
                                           and any shortfalls resulting from the
                                           application of the Relief Act, in
                                           each case, without interest accrued
                                           thereon;
                                   (viii)  to the Swap Provider, any Swap
                                           Termination Payment for such
                                           Distribution Date due to a Swap
                                           Provider Trigger Event;

                                   (ix)    to pay the Early Principal Payment
                                           Amount as principal on the Class M-7
                                           Certificates, until the certificate
                                           principal balance of such class is
                                           reduced to zero; and

                                   (x)     to the holders of the Class B-IO
                                           Certificates and Class R Certificates
                                           as provided in the Pooling and
                                           Servicing Agreement.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

PRINCIPAL DISTRIBUTION             The Principal Distribution Amount for any
AMOUNT:                            Distribution Date will be the sum of (i) the
                                   principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination
                                   Date; (ii) the principal portion of all
                                   proceeds received in respect of the
                                   repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing
                                   Agreement during the related Prepayment
                                   Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment
                                   Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any Overcollateralization
                                   Increase Amount for such Distribution Date
                                   MINUS (v) the sum of (a) any Net Swap
                                   Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid on prior Distribution Dates from the Interest
                                   Remittance Amount on such Distribution Dates and (b) the amount of any Overcollateralization Reduction Amount for such Distribution Date allocated to the Principal Distribution Amount based on the amount of principal for such Distribution
                                   Date.


CLASS A PRINCIPAL DISTRIBUTION     The Class A Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
                                   (A) the product of (i) approximately 35.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

CLASS M-1 PRINCIPAL DISTRIBUTION   The Class M-1 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A Certificates
                                   (after taking into account the payment of the Class A Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                   M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 54.00% and
                                   (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.

CLASS M-2 PRINCIPAL DISTRIBUTION   The Class M-2 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A and Class
                                   M-1 Principal Distribution Amounts on such
                                   Distribution Date) and (ii) the Certificate
                                   Principal Balance of the Class M-2
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.00% and
                                   (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

CLASS M-3 PRINCIPAL DISTRIBUTION   The Class M-3 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class
                                   M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.70% and
                                   (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.

CLASS M-4 PRINCIPAL DISTRIBUTION   The Class M-4 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A, Class M-1,
                                   Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class
                                   A, Class M-1, Class M-2 and Class M-3
                                   Principal Distribution Amounts on such
                                   Distribution Date) and (ii) the Certificate
                                   Principal Balance of the Class M-4
                                   Certificates immediately prior to such
                                   Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.90% and
                                   (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

CLASS M-5 PRINCIPAL DISTRIBUTION   The Class M-5 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A, Class M-1,
                                   Class M-2, Class M-3 and Class M-4
                                   Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                   Class M-3 and Class M-4 Principal
                                   Distribution Amounts on such Distribution
                                   Date) and (ii) the Certificate Principal
                                   Balance of the Class M-5 Certificates
                                   immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage
                                   Loans as of the last day of the related Due
                                   Period (after giving effect to scheduled payments of principal due during the related
                                   Due Period, to the extent received or
                                   advanced, and unscheduled collections of principal received during the related
                                   Prepayment Period, and after reduction for Realized Losses incurred during the related
                                   Due Period) minus approximately $1,494,279.

CLASS M-6 PRINCIPAL DISTRIBUTION   The Class M-6 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A, Class M-1,
                                   Class M-2, Class M-3, Class M-4 and Class M-5
                                   Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2,
                                   Class M-3, Class M-4 and Class M-5 Principal
                                   Distribution Amounts on such Distribution
                                   Date) and (ii) the Certificate Principal
                                   Balance of the Class M-6 Certificates
                                   immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage
                                   Loans as of the last day of the related Due
                                   Period (after giving effect to scheduled payments of principal due during the related
                                   Due Period, to the extent received or
                                   advanced, and unscheduled collections of principal received during the related
                                   Prepayment Period, and after reduction for Realized Losses incurred during the related
                                   Due Period) minus approximately $1,494,279.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

CLASS M-7 PRINCIPAL DISTRIBUTION   The Class M-7 Principal Distribution Amount
AMOUNT:                            is an amount equal to the excess of (x) the
                                   sum of (i) the aggregate Certificate
                                   Principal Balance of the Class A, Class M-1,
                                   Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class
                                   M-1, Class M-2, Class M-3, Class M-4, Class
                                   M-5 and Class M-6 Principal Distribution
                                   Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of
                                   (A) the product of (i) approximately 87.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $1,494,279.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

                              SUBORDINATE CLASSES AVAILABLE FUNDS CAP
-----------------------------------------------------------------------------------------
         DISTRIBUTION      AFC        AFC              DISTRIBUTION      AFC        AFC
PERIOD       DATE        RATE(1)   RATE (2)   PERIOD       DATE        RATE(1)   RATE (2)
------       ----        -------   --------   ------       ----        -------   --------
   1       25-May-07     27.120     27.120      40       25-Aug-10      9.830     15.040
   2       25-Jun-07      8.280     22.450      41       25-Sep-10      9.830     15.160
   3       25-Jul-07      8.400     22.460      42       25-Oct-10     10.120     15.580
   4       25-Aug-07      8.310     22.160      43       25-Nov-10      9.830     15.240
   5       25-Sep-07      8.360     21.890      44       25-Dec-10     10.120     15.660
   6       25-Oct-07      8.530     21.730      45       25-Jan-11      9.830     15.350
   7       25-Nov-07      8.460     21.320      46       25-Feb-11      9.830     15.410
   8       25-Dec-07      8.610     21.340      47       25-Mar-11     10.780     16.670
   9       25-Jan-08      8.500     21.120      48       25-Apr-11      9.840     15.470
  10       25-Feb-08      8.520     21.010      49       25-May-11     10.060     12.920
  11       25-Mar-08      8.840     21.160      50       25-Jun-11      9.740     12.550
  12       25-Apr-08      8.600     20.660      51       25-Jul-11     10.060     13.030
  13       25-May-08      8.800     20.540      52       25-Aug-11      9.740     12.660
  14       25-Jun-08      8.710     20.110      53       25-Sep-11      9.740     12.690
  15       25-Jul-08      8.970     19.750      54       25-Oct-11     10.070     13.150
  16       25-Aug-08      8.900     19.070      55       25-Nov-11      9.750     12.770
  17       25-Sep-08      8.970     18.720      56       25-Dec-11     10.070     13.230
  18       25-Oct-08      9.280     18.280      57       25-Jan-12      9.750     12.840
  19       25-Nov-08      9.160     17.560      58       25-Feb-12      9.760     12.890
  20       25-Dec-08      9.490     17.050      59       25-Mar-12     10.430     13.790
  21       25-Jan-09      9.370     16.040      60       25-Apr-12      9.760     12.940
  22       25-Feb-09      9.460     15.360      61       25-May-12     10.090     13.410
  23       25-Mar-09     10.490     15.140      62       25-Jun-12      9.760     13.010
  24       25-Apr-09      9.620     14.170      63       25-Jul-12     10.090     13.470
  25       25-May-09      9.910     14.500      64       25-Aug-12      9.760     13.080
  26       25-Jun-09      9.660     14.240      65       25-Sep-12      9.760     13.090
  27       25-Jul-09      9.970     14.650      66       25-Oct-12     10.090     13.560
  28       25-Aug-09      9.700     14.440      67       25-Nov-12      9.760     13.160
  29       25-Sep-09      9.750     14.540      68       25-Dec-12     10.090     13.630
  30       25-Oct-09     10.050     14.900      69       25-Jan-13      9.760     13.210
  31       25-Nov-09      9.770     14.590      70       25-Feb-13      9.770     13.260
  32       25-Dec-09     10.060     14.960      71       25-Mar-13     10.810     14.700
  33       25-Jan-10      9.790     14.700      72       25-Apr-13      9.770     13.310
  34       25-Feb-10      9.800     14.700      73       25-May-13     10.090     13.790
  35       25-Mar-10     10.750     15.880      74       25-Jun-13      9.770     13.370
  36       25-Apr-10      9.820     14.790      75       25-Jul-13     10.090     13.830
  37       25-May-10     10.110     15.200      76       25-Aug-13      9.770     13.430
  38       25-Jun-10      9.820     14.900      77       25-Sep-13      9.770     13.430
  39       25-Jul-10     10.110     15.330

(1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.40%, 1-year LIBOR at 5.43%, and
    1-year Treasury at 5.08%, MTA at 5.027%, no losses and is run at the pricing speed to call.
(2) Assumes the 1-month LIBOR, 6-month LIBOR equals 20%, no losses and run at the pricing speed to call.



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

                   EXCESS SPREAD BEFORE LOSSES (BASIS POINTS)
    -------------------------------------------------------------------
    DISTRIBUTION DISTRIBUTION
    PERIOD       DATE        RATE(1)   PERIOD       DATE        RATE(1)
    ------       ----        -------   ------       ----        -------
       1       25-May-07       640       40       25-Aug-10       492
       2       25-Jun-07       245       41       25-Sep-10       477
       3       25-Jul-07       266       42       25-Oct-10       491
       4       25-Aug-07       252       43       25-Nov-10       476
       5       25-Sep-07       261       44       25-Dec-10       496
       6       25-Oct-07       287       45       25-Jan-11       483
       7       25-Nov-07       278       46       25-Feb-11       485
       8       25-Dec-07       301       47       25-Mar-11       537
       9       25-Jan-08       287       48       25-Apr-11       489
      10       25-Feb-08       293       49       25-May-11       507
      11       25-Mar-08       334       50       25-Jun-11       492
      12       25-Apr-08       308       51       25-Jul-11       510
      13       25-May-08       335       52       25-Aug-11       493
      14       25-Jun-08       328       53       25-Sep-11       494
      15       25-Jul-08       360       54       25-Oct-11       511
      16       25-Aug-08       359       55       25-Nov-11       495
      17       25-Sep-08       372       56       25-Dec-11       512
      18       25-Oct-08       407       57       25-Jan-12       495
      19       25-Nov-08       404       58       25-Feb-12       496
      20       25-Dec-08       436       59       25-Mar-12       529
      21       25-Jan-09       435       60       25-Apr-12       496
      22       25-Feb-09       450       61       25-May-12       513
      23       25-Mar-09       520       62       25-Jun-12       496
      24       25-Apr-09       476       63       25-Jul-12       513
      25       25-May-09       496       64       25-Aug-12       497
      26       25-Jun-09       485       65       25-Sep-12       497
      27       25-Jul-09       506       66       25-Oct-12       513
      28       25-Aug-09       494       67       25-Nov-12       497
      29       25-Sep-09       501       68       25-Dec-12       513
      30       25-Oct-09       521       69       25-Jan-13       497
      31       25-Nov-09       509       70       25-Feb-13       498
      32       25-Dec-09       529       71       25-Mar-13       547
      33       25-Jan-10       518       72       25-Apr-13       498
      34       25-Feb-10       523       73       25-May-13       514
      35       25-Mar-10       574       74       25-Jun-13       498
      36       25-Apr-10       532       75       25-Jul-13       515
      37       25-May-10       551       76       25-Aug-13       498
      38       25-Jun-10       522       77       25-Sep-13       498
      39       25-Jul-10       523
-----------------------------------------------------------------------

(1) Assumes 1-month LIBOR at 5.32%, 6-month LIBOR at 5.40%, 1-year LIBOR at 5.43%, and 1-year Treasury at 5.08%, MTA at 5.027%, no losses and is run at the pricing speed to call.


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
             THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
            COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                                INFORMATION AS OF APRIL 1, 2007.
--------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                              ARM POOL                 FIXED POOL           TOTAL 1ST LIENS
--------------------------------------------------------------------------------------------------------------
 Expected Pool Balance                    $238,748,401.29             $55,901,732.86           $294,650,134.15
 Average Balance                               200,292.28                $169,399.19               $193,594.04
 % Conforming Balances                             77.65%                     77.01%                    77.52%
 WA Gross WAC                                      8.634%                     8.031%                    8.520%
 Range of Gross WAC                      5.250% - 14.520%           5.250% - 13.500%          5.250% - 14.520%
 WA Net WAC (%)                                    8.188%                     7.577%                    8.072%
 WAM (mos)                                            351                        340                       349
 WA Age (mos)                                           9                         11                        10
 WA Orig. Term (mos)                                  360                        351                       359
Fixed Rate Balloon                                  0.00%                     19.81%                     3.76%
Fixed Rate Fully Amortizing                         0.00%                     80.19%                    15.21%
Adjustable Rate Balloon                            27.67%                      0.00%                    22.42%
Adjustable Rate Fully Amortizing                   72.33%                      0.00%                    58.61%
 First Lien / Second Lien                 100.00% / 0.00%            100.00% / 0.00%           100.00% / 0.00%

CURRENT BALANCE
---------------
$0 - $49,999                                        1.06%                      2.62%                     1.36%
$50,000 - $99,999                                   8.29%                     10.30%                     8.67%
$100,000 - $149,999                                12.78%                     15.15%                    13.23%
$150,000 - $199,999                                11.80%                     14.29%                    12.27%
$200,000 - $249,999                                11.30%                      8.08%                    10.69%
$250,000 - $299,999                                10.01%                     11.38%                    10.27%
$300,000 - $349,999                                 7.90%                     10.42%                     8.38%
$350,000 - $399,999                                 8.96%                      3.99%                     8.02%
$400,000 - $449,999                                 8.71%                      3.74%                     7.77%
$450,000 - $499,999                                 6.38%                      5.01%                     6.12%
$500,000 - $549,999                                 3.53%                      1.84%                     3.21%
$550,000 - $599,999                                 2.41%                      5.12%                     2.93%
$600,000 - $649,999                                 1.83%                      2.26%                     1.91%
$650,000 and above                                  5.03%                      5.79%                     5.17%

INTEREST RATE
-------------
Up to 5.999%                                        1.04%                      4.56%                     1.71%
6.000% - 6.999%                                     9.30%                     21.17%                    11.55%
7.000% - 7.999%                                    24.29%                     29.72%                    25.32%
8.000% - 8.999%                                    30.00%                     25.08%                    29.06%
9.000% - 9.999%                                    22.64%                     11.79%                    20.58%
10.000% - 10.999%                                   8.73%                      5.72%                     8.16%
11.000% - 11.999%                                   2.43%                      0.80%                     2.12%
12.000% - 12.999%                                   1.42%                      1.10%                     1.36%
13.000% - 13.999%                                   0.10%                      0.06%                     0.09%
14.000% - 14.999%                                   0.05%                      0.00%                     0.04%
15.000% and above                                   0.00%                      0.00%                     0.00%
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                    Page 25


                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
             THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
            COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                                INFORMATION AS OF APRIL 1, 2007.
--------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                              ARM POOL                 FIXED POOL           TOTAL 1ST LIENS
--------------------------------------------------------------------------------------------------------------
AGE (MONTHS)
------------
0 - 12                                            79.02%                      74.17%                   78.10%
13 - 24                                           15.16%                      16.19%                   15.36%
25 - 36                                            3.91%                       1.79%                    3.51%
37 - 48                                            1.43%                       5.99%                    2.30%
49 - 60                                            0.28%                       0.97%                    0.41%
61 - 72                                            0.07%                       0.00%                    0.06%
73 - 84                                            0.00%                       0.00%                    0.00%
85 - 96                                            0.02%                       0.11%                    0.03%
97 and Greater                                     0.11%                       0.79%                    0.24%
ORIGINAL TERM
-------------
1-15 Years                                         0.00%                       4.66%                    0.88%
16-30 Years                                       99.17%                      94.86%                   98.35%
+30 Years                                          0.83%                       0.48%                    0.77%
CREDIT SCORE
------------
Weighted Average                                     576                         590                      579
Not Available                                      0.00%                       0.00%                    0.00%
Up to 549                                         39.42%                      30.20%                   37.67%
550 to 599                                        23.13%                      27.18%                   23.90%
600 to 649                                        21.54%                      24.02%                   22.02%
650 to 699                                        11.32%                      12.01%                   11.45%
700 to 749                                         3.39%                       3.32%                    3.38%
750 to 799                                         1.19%                       3.27%                    1.58%
800 and Greater                                    0.00%                       0.00%                    0.00%

 CURRENT LTV*
*LTV for second liens includes
Senior Lien Balance
 Weighted Average                                 84.05%                      79.74%                   83.23%
 % LTV's > 80%                                    56.87%                      48.34%                   55.25%
 % of LTV's > 80% with MI                         11.43%                       9.83%                   11.12%

ORIGINAL CLTV*
*LTV for second liens includes
Senior Lien Balance
Weighted Average                                  85.39%                      80.58%                   84.47%
Up to 10.00%                                       0.00%                       0.00%                    0.00%
10.01% - 20.00%                                    0.00%                       0.00%                    0.00%
20.01% - 30.00%                                    0.09%                       0.83%                    0.23%
30.01% - 40.00%                                    0.16%                       2.23%                    0.55%
40.01% - 50.00%                                    0.47%                       2.44%                    0.84%
50.01% - 60.00%                                    2.54%                       4.63%                    2.94%
60.01% - 70.00%                                    7.40%                      13.97%                    8.65%
70.01% - 80.00%                                   27.10%                      23.87%                   26.49%
80.01% - 90.00%                                   32.93%                      29.78%                   32.33%
90.01% - 100.00%                                  27.97%                      20.67%                   26.58%
100.01% and above                                  1.33%                       1.57%                    1.38%
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 26


                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
             THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
            COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                                INFORMATION AS OF APRIL 1, 2007.
--------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                              ARM POOL                 FIXED POOL           TOTAL 1ST LIENS
--------------------------------------------------------------------------------------------------------------
OCCUPANCY STATUS
----------------
 Investor Property                                 5.21%                        8.47%                    5.83%
 Owner Occupied                                   91.69%                       88.50%                   91.08%
 Second Home                                       3.10%                        3.03%                    3.09%
LOAN PURPOSE
------------
 Cash-Out Refi                                    52.00%                       59.58%                   53.44%
 Purchase                                         35.64%                       23.99%                   33.43%
 Rate/Term Refi                                   12.36%                       16.43%                   13.13%
INSURANCE
---------
 Conventional w/oMI                               88.49%                       90.12%                   88.80%
 Conventional w/MI                                11.51%                        9.88%                   11.20%
GEOGRAPHIC CONCENTRATION
------------------------
(> 5%)
                                             (CA) 29.95%                 (CA) 20.92%               (CA) 28.24%
                                              (FL) 6.83%                 (FL) 13.42%                (FL) 8.08%
                                              (IL) 5.82%                  (TX) 5.45%                (IL) 5.67%
                                                                          (IL) 5.00%
PROPERTY TYPE
-------------
2-4 Family                                         8.25%                        9.30%                    8.45%
CO-OP                                              0.00%                        0.00%                    0.00%
Condominium                                        5.76%                        3.77%                    5.38%
Manufactured Home                                  0.03%                        0.00%                    0.02%
PUD                                                7.09%                        5.25%                    6.74%
Single Family                                     78.18%                       81.05%                   78.72%
Townhouse                                          0.69%                        0.63%                    0.68%
INDEX
-----
 Fixed Rate                                        0.00%                      100.00%                   18.97%
 1MO LIBOR ARM                                     0.00%                        0.00%                    0.00%
 1YR LIBOR ARM                                     0.37%                        0.00%                    0.30%
 1YR CMT ARM                                       0.98%                        0.00%                    0.80%
 6MO LIBOR ARM                                    98.13%                        0.00%                   79.51%
 MTA                                               0.52%                        0.00%                    0.42%
DOCUMENTATION
Full/Alternative                                  57.58%                       69.56%                   59.85%
Limited                                            3.55%                        1.90%                    3.24%
No Income / No Asset                               0.42%                        0.63%                    0.46%
No Ratio                                           0.27%                        3.89%                    0.96%
Stated Income                                     26.73%                       19.84%                   25.42%
Stated/Stated                                     11.45%                        4.19%                   10.07%
--------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 27


                                      COMPUTATIONAL MATERIALS FOR
[GRAPHIC OMITTED]                     BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                      ASSET-BACKED CERTIFICATES, SERIES 2007-2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
             THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
            COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED ON
                                INFORMATION AS OF APRIL 1, 2007.
--------------------------------------------------------------------------------------------------------------
LOAN CHARACTERISTIC                              ARM POOL                 FIXED POOL           TOTAL 1ST LIENS
--------------------------------------------------------------------------------------------------------------
GROSS MARGIN
------------
Weighted Average (Arms Only)                      5.707%                          N/A                   5.707%
Fixed Rate Mortgage Loans                          0.00%                      100.00%                   18.97%
Up to 2.999%                                       0.69%                        0.00%                    0.56%
3.000% - 3.999%                                    1.69%                        0.00%                    1.37%
4.000% - 4.999%                                   11.35%                        0.00%                    9.20%
5.000% - 5.999%                                   53.23%                        0.00%                   43.13%
6.000% - 6.999%                                   24.11%                        0.00%                   19.53%
7.000% - 7.999%                                    6.21%                        0.00%                    5.03%
8.000% and above                                   2.72%                        0.00%                    2.20%

MAXIMUM INTEREST RATE
---------------------
Weighted Average (Arms Only)                     15.905%                          N/A                  15.905%
Fixed Rate Mortgage Loans                          0.00%                      100.00%                  18.97%
Up to 11.999%                                      4.60%                        0.00%                   3.73%
12.000% - 12.999%                                 11.88%                        0.00%                   9.62%
13.000% - 13.999%                                 22.23%                        0.00%                  18.02%
14.000% - 14.999%                                 20.77%                        0.00%                  16.83%
15.000% - 15.999%                                 14.51%                        0.00%                  11.76%
16.000% - 16.999%                                  5.60%                        0.00%                   4.54%
17.000% - 17.999%                                  1.34%                        0.00%                   1.08%
18.000% - 18.999%                                  0.57%                        0.00%                   0.46%
19.000% - 19.999%                                  1.57%                        0.00%                   1.28%
20.000% and above                                 16.92%                        0.00%                  13.71%

MONTHS TO NEXT RATE ADJUSTMENT
------------------------------
Weighted Average (Arms Only)                          17                          N/A                      17
Fixed Rate Mortgage Loans                          0.00%                      100.00%                  18.97%
 1 -  3                                            5.79%                        0.00%                   4.69%
 4 -  7                                           10.98%                        0.00%                   8.89%
 8 - 11                                            5.59%                        0.00%                   4.53%
12 - 15                                           17.03%                        0.00%                  13.80%
16 - 19                                           25.39%                        0.00%                  20.58%
20 - 23                                           27.58%                        0.00%                  22.35%
24 - 27                                            1.46%                        0.00%                   1.19%
28 - 31                                            1.75%                        0.00%                   1.42%
32 - 39                                            2.77%                        0.00%                   2.25%
40 - 43                                            0.00%                        0.00%                   0.00%
44 - 47                                            0.14%                        0.00%                   0.11%
48 and Greater                                     1.51%                        0.00%                   1.22%

INTEREST ONLY
-------------
10YR IO                                            0.21%                        1.35%                   0.42%
2YR IO                                             8.12%                        0.00%                   6.58%
3YR IO                                             0.53%                        0.00%                   0.43%
5YR IO                                             9.08%                        5.51%                   8.41%
7YR IO                                             0.00%                        0.00%                   0.00%
NONIO                                             82.06%                       93.14%                  84.16%
--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.